Exhibit 5.2

2001 Ross Avenue Suite 900 Dallas, Texas 75201-2980 TEL +1 214.953.6500 FAX +1 214.953.6503 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON london	NEW YORK PALO ALTO RIYADH SAN FRANCISCO Singapore WASHINGTON

August 30, 2024

RumbleOn, Inc.

901 W. Walnut Hill Lane, Suite 110A

Irving, Texas 75038

Ladies and Gentlemen:

We have acted as counsel to RumbleOn, Inc., a Nevada corporation (the “Company”), with respect to certain legal matters in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement includes a base prospectus (the “Base Prospectus”) that provides it will be supplemented in the future, if required, by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time, if required, by one or more Prospectus Supplements), relates to the proposed offer and sale, from time to time, pursuant to Rule 415 under the Act, of up to $250,000,000 in aggregate amount of one or more series of (i) shares of Class B common stock, par value $0.001 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities, or any combination thereof (the “Warrants”); (v) units consisting of Common Stock, Preferred Stock, Debt Securities, Warrants, and Rights (as defined below) or any combination thereof (the “Units”); and (vi) rights to purchase Common Stock (the “Rights”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Units, and Rights are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

Each series of senior Debt Securities to be issued under the Registration Statement will be governed by an indenture, substantially in the form filed as Exhibit 4.4 to the Registration Statement, to be entered into by the Company, as issuer, and the trustee thereunder (as may be amended or supplemented from time to time, the “Senior Base Indenture”). Each series of subordinated Debt Securities will be issued pursuant to an indenture, substantially in the form filed as Exhibit 4.5 to the Registration Statement, to be entered into by the Company, as issuer, and the trustee thereunder (as may be amended or supplemented from time to time, the “Subordinated Base Indenture” and, together with the Senior Base Indenture, the “Indentures”). Each applicable Indenture will be supplemented, in connection with the issuance of any series of Debt Securities, by a supplemental indenture, officers’ certificate or other writing thereunder (each, a “Supplemental Indenture Document”), by and among the Company and the trustee thereunder, establishing the form and terms of such series of Debt Securities.

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Any Warrants, Units or Rights to be issued under the Registration Statement will be issued pursuant to a warrant agreement, unit agreement, rights agreement or similar agreement or instrument to be entered into between the Company and one or more third parties.

In our capacity as your counsel in the connection referred to above and as a basis for the opinions herein after expressed, we have examined originals, or copies certified or otherwise identified, of (i) the Company’s Articles of Incorporation and Amended and Restated Bylaws, each as amended to date (together, the “Charter Documents”), (ii) the Indentures, (iii) corporate records of the Company, (iv) the Registration Statement, including the Base Prospectus contained therein relating to the Securities, (v) certificates of public officials and of officers and other representatives of the Company and (vi) statutes and such other records, certificates, documents and instruments as we have deemed necessary or advisable as a basis for giving the opinions set forth below.

In giving such opinions below, we have relied, to the extent we deemed proper, without independent investigation, upon certificates, statements and other representations of officers and other representatives of the Company and of governmental and public officials with respect to the accuracy and completeness of the material factual matters contained therein or covered thereby.

In making our examination, we have assumed, without independent investigation, that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

In connection with this opinion, we also have assumed that:

(i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(ii) a Prospectus Supplement will have been prepared and filed with the Commission describing any Securities to be offered and sold by the Company under the Registration Statement;

(iii) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement (including post-effective amendments thereto) and the appropriate Prospectus Supplement;

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(iv) the Board of Directors of the Company, or a duly constituted and acting committee thereof (such Board of Directors or committee being hereafter referred to as the “Board”), and the stockholders of the Company will have taken all necessary corporate action to authorize the creation and issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and the issuance and sale of such Securities and related matters;

(v) (a) in the case of any Debt Securities, a definitive Indenture will have been entered into by the Company and the trustee thereunder and a definitive Supplemental Indenture Document will have been executed or approved in accordance with the terms of the applicable Indenture; (b) in the case of any Warrants, Units or Rights, a warrant agreement, unit agreement, rights agreement or other appropriate agreement or instrument with respect thereto will have been entered into between the Company and one or more third parties; and (c) in the case of any Securities, a definitive purchase agreement, underwriting agreement, warrant agreement, unit agreement or similar agreement providing for the issuance and sale of any such Securities (each, a “Purchase Agreement”) will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(vi) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(vii) all Securities, and any certificates in respect thereof, will be delivered either (a) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein; or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the agreement or other instrument providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(viii) in the case of Debt Securities, (a) an indenture substantially in the form of the applicable Indenture will have been duly authorized, executed and delivered by the Company and the trustee thereunder; (b) the Board will have taken all necessary action to designate and establish the terms of such series of Debt Securities in accordance with the terms of the applicable Indenture, including, if applicable, the execution and delivery of a Supplemental Indenture Document by the Company and the trustee thereunder, and such Debt Securities will be governed by New York law and will not include any provision that is unenforceable; (c) a Supplemental Indenture Document will have been duly executed and delivered by the Company and the trustee under the applicable Indenture; (d) at the time of execution, authentication, issuance and delivery of the Debt Securities, the applicable Indenture will be the valid and legally binding obligation of the trustee thereunder, enforceable against the trustee in accordance with its terms; (e) the applicable Indenture will have become qualified under the Trust Indenture Act of 1939, as amended; and (f) forms of Debt Securities complying with the terms of the applicable Indenture and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

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(ix) in the case of Warrants, (a) the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (b) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (c) at the time of execution, countersignature, issuance and delivery of any Warrants, such warrant agreement will be the valid and legally binding obligation of the warrant agent, enforceable against such party in accordance with its terms; (d) such Warrants and such warrant agreement will be governed by New York law and will not include any provision that is unenforceable; and (e) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement and the applicable Purchase Agreement to the purchasers thereof upon payment of the agreed-upon consideration therefor;

(x) in the case of Units, (a) the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities included in such Units, (b) the terms of the Units and the related Securities and their issuance and sale will have been duly established in conformity with the applicable unit agreement or other contracts, agreements or indentures that establish the such Units or other Securities (including authorization of the issuance of any Securities to be issued pursuant to such Units) and (c) any agreement or other instrument establishing such Unit or defining the rights of holders of such Unit will be governed by New York law and will not contain any provision that is unenforceable; and

(xi) in the case of Rights, (a) the Board will have taken all necessary corporate action to authorize the terms of such Rights, (b) the applicable rights agreement will be duly authorized by the Company and duly executed and delivered by the Company and the rights agent thereunder appointed by the Company, (c) at the time of execution, countersignature, issuance and delivery of any Rights, the related rights agreement will be the valid and legally binding obligation of the rights agent, enforceable against such party in accordance with its terms, (d) such Rights or certificates representing such Rights, if any, will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such rights agreement and the applicable Purchase Agreement and (e) such Rights and such rights agreement will be governed by New York law and will not include any provision that is unenforceable.

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On the basis of the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Debt Securities, Warrants, Units and Rights included in the Securities, when issued, will have been duly authorized and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws relating to or affecting creditors’ rights and remedies generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and comity or (iii) any implied covenants of good faith and fair dealing.

The opinion set forth above is limited in all respects to matters of the contract law of the State of New York and applicable federal law of the United States of America, in each case, as in effect on the date hereof. With respect to matters of Nevada law, we note that you are relying on an opinion of Snell & Wilmer L.L.P., which opinion is filed as Exhibit 5.1 to the Registration Statement. We express no opinion herein with regard to the matters set forth in such opinion, and to the extent elements of such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

We hereby consent to the filing of this opinion of counsel with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the Base Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.